SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2011
COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600

(Commission File Number)	(IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK	14228-1197

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (716) 689-5400

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.
Effective as of December 31, 2010, the registrant will record a non-cash charge of between $42 and $47 million (or $2.20 to $2.46 per diluted share) included within its provision for income taxes in the third quarter of fiscal 2011. This charge relates to the Company’s determination that a full valuation allowance against its deferred tax assets generated in the U.S. is necessary. The deferred tax assets relate principally to liabilities related to employee benefit plans and insurance reserves and U.S. net operating loss carryforwards. The U.S. net operating loss carryforwards have been generated primarily as a result of restructuring costs in fiscal years 2010 and 2011.
Accounting rules require a reduction of the carrying amounts of deferred tax assets by a valuation allowance if, based on the available and objectively verifiable evidence, it is more likely than not that such assets will not be realized. The existence of cumulative losses for a certain threshold period is a significant form of negative evidence used in the assessment. During the third quarter ended December 31, 2010, the Company determined that it would be in a three-year cumulative pretax loss position in the U.S. at March 31, 2011 primarily due to restructuring-related charges incurred in the U.S. to-date in fiscal 2011, despite our expectations of profitability for the remainder of fiscal 2011. If a cumulative loss threshold is met, the accounting rules indicate that forecasts of future profitability are generally not sufficient positive evidence to overcome the presumption that a valuation allowance is necessary.
The Company continues to believe that the strategic reorganization of its North American hoist and rigging operations that commenced in fiscal 2010 and which the Company substantially completed in the first quarter of fiscal 2011 will result in an estimated $13 — $15 million in annual cost savings and such savings are ramping up during fiscal 2011. The recording of this non-cash charge does not impact the Company’s ability to realize the economic benefit of its deferred tax assets and net operating loss carryforwards on future tax returns. In future periods, the allowance could be reduced or reversed based on sufficient objectively verifiable evidence indicating that it is more likely than not that a portion or all of the Company’s deferred tax assets will be realized.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By: Name:	/s/ Karen L. Howard Karen L. Howard
Title:	Vice President and Chief Financial Officer (Principal Financial Officer)
Dated: January 10, 2011